Exhibit 10.16

FORM OF OPTION AGREEMENT

This Option Agreement (“Agreement”) entered into as of [GRANT DATE] (the “Grant Date”), by and between Fluor Corporation, a Delaware corporation (the “Company”), and you (“Grantee” or “you”) evidences the grant to Grantee of a Stock Option (“Option”) under the Fluor Corporation 2017 Performance Incentive Plan (the “Plan”). Capitalized terms used in this Agreement and not defined herein have the meaning set forth in the Plan.

Section 1.                                          AWARD SUBJECT TO PLAN

This Option is made subject to all of the terms and conditions of this Agreement and the Plan, including any terms, rules or determinations made by the Committee pursuant to its administrative authority under the Plan, and such further terms as are set forth in the Plan that are applicable to awards thereunder, including without limitation provisions on adjustment of awards, non-transferability, satisfaction of tax requirements and compliance with other laws. The Option is not intended to be an “incentive stock option” within the meaning of that term under Code Section 422.

Section 2.                                          OPTION AWARD

The Company hereby awards Grantee an Option to purchase shares of Company common stock, par value $.01 per share (“Shares”), pursuant to this Agreement at a purchase price per Share of $XX.XX, subject to the terms and conditions set forth herein and in the Plan. The Option may not be exercised in whole or in part as of the Grant Date, and is exercisable only if and to the extent provided in the following paragraphs and otherwise subject to and in accordance with the Plan.

Section 3.                                          VESTING AND EXPIRATION

The Option shall vest and become exercisable at a rate of one third per year on [VESTING DATE] of each year, commencing with [FIRST VESTING DATE IN ONE YEAR] and annually thereafter ending with [FINAL VESTING DATE IN THREE YEARS], provided that Grantee’s employment has not terminated on or before such date or one of the exceptions in this Section 3 are met. Subject to the provisions below and the terms of the Plan, the right to exercise the Option shall expire on [TEN YEARS FROM GRANT DATE].  Notwithstanding the foregoing, in the event that on the expiration date (i) the exercise of the Option is prohibited by applicable law or (ii) Shares may not be purchased or sold by you due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of 30 days following the end of the legal prohibition, black-out period or lock-up agreement.

If your employment with the Company or any of its subsidiaries terminates for any reason other than death, Retirement, Disability or a Qualifying Termination within two (2) years following a Change of Control of the Company, each as determined by the Committee in accordance with the Plan, then as of the date of such termination this Option shall expire as to any portion which has not then become vested and exercisable.  If prior to the Option becoming vested and exercisable in full pursuant to the preceding paragraph, your employment with the Company or any of its subsidiaries terminates by reason of your death, Disability or a Qualifying Termination within two (2) years following a Change of Control of the Company, each as determined by the Committee in accordance with the Plan, then any portion of this Option which has yet to become vested and exercisable shall become immediately vested and exercisable.  If prior to the Option becoming vested and exercisable in full pursuant to the preceding paragraph, you Retire from the Company and you deliver a signed long term incentive vesting/forfeiture agreement to the Company in a form acceptable to the Company (except when such an agreement is prohibited by governing law as determined by the Company), then any portion of this Option which has yet to become vested and exercisable shall continue to vest and become exercisable as set forth in the preceding paragraph.  Notwithstanding the foregoing and regardless of reason for termination, under all circumstances other than your Qualifying Termination within two (2) years following a Change of Control, any Option held less than one year from the Grant Date will be forfeited[; provided, however, in the event of your Retirement, this one-year holding requirement may be waived by the Committee, in its sole and absolute discretion, and any portion of this Option which has yet to become vested and exercisable shall continue to vest and become exercisable as set forth in the preceding paragraph]1.  Nothing in the Plan or this Agreement confers any right of continuing employment with the Company or its subsidiaries.  Notwithstanding the foregoing, if in the event of a Change of Control the successor to the Company does not assume this Option, then any portion of this Option which has yet to become vested and exercisable and which has not otherwise been forfeited pursuant to the provisions of this Section 3 shall become immediately vested and exercisable.  Notwithstanding anything to the contrary herein, in the event your employment is terminated for Cause (as defined herein), regardless of whether you are retirement eligible, you will forfeit your right to receive any unvested Options, unless otherwise prohibited by law.

To the extent that this Option is exercisable after your termination of employment, after taking into account the vesting provisions set forth in this Section 3, then following such termination of employment this Option will expire three (3) months following your termination of employment; provided, that if such termination occurred on account of your death, Retirement, Disability, or a Qualifying Termination within two (2) years following a Change of Control of the Company, the Option will expire on its original expiration date.

1 May be added for some officers.

For purposes of this Agreement, “Retirement” and “Disability” mean, respectively, your retirement or disability, all as determined in accordance with applicable Company personnel policies and the Plan.  In connection with a Change of Control, the term “Qualifying Termination” means your involuntary termination of employment by the Company without Cause.  For this purpose, “Cause” means your dishonesty, fraud, willful misconduct, breach of fiduciary duty, conflict of interest, commission of a felony, material failure or refusal to perform your job duties in accordance with Company policies, a material violation of Company policy that causes harm to the Company or its subsidiaries or other wrongful conduct of a similar nature and degree.

Section 4.                                          RESALE AND TRANSFER RESTRICTIONS

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any re-sales by the Grantee or other subsequent transfers by the Grantee of any Shares of common stock issued as a result of the exercise of this Option, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Grantee and other Option holders and (c) restrictions as to the use of a specified brokerage firm for such re-sales or other transfers.

Section 5.                                          WITHHOLDING

Regardless of any action the Company or the Grantee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Grantee acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by the Grantee is and remains the Grantee’s responsibility and that the Company and or the Employer (i) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this grant of Options, including the grant, vesting and exercise of Options, delivery of Shares and/or cash related to such Options or the subsequent sale of any Shares acquired pursuant to such Options and (ii) do not commit to structure the terms or any aspect of this grant of Options to reduce or eliminate the Grantee’s liability for Tax-Related Items. The Grantee shall pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Grantee’s participation in the Plan or the Grantee’s receipt of Options that cannot be satisfied by the means described below. Further, if the Grantee is subject to tax in more than one jurisdiction, the Grantee acknowledges that the Company and/or Employer (or former Employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. The Company may refuse to deliver the Shares if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items.

Prior to the taxable or tax withholding event, as applicable, the Grantee shall pay, or make adequate arrangements satisfactory to the Company or to the Employer (in their sole discretion) to satisfy all Tax-Related Items.  In this regard, the Grantee authorizes the Company or Employer to withhold all applicable Tax-Related Items legally payable by the Grantee by (1) withholding a number of Shares otherwise deliverable equal to the Retained Share Amount (as defined below), (2) withholding from the Grantee’s wages or other cash compensation paid by the Company and/or Employer; and/or (3) withholding from proceeds of the sale of Shares acquired upon settlement of the Options (e.g. through cashless exercise), either through a voluntary sale or through a sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization), to the extent permitted by the Administrator.  The “Retained Share Amount” shall mean a number of Shares equal to the quotient of the minimum statutory tax withholding obligation of the Company triggered by the Options on the relevant date, divided by the fair market value of one Share on the relevant date or as otherwise provided in the Plan.  If the obligation for Tax-Related Items is satisfied by withholding a number of Shares as described herein, the Grantee understands that he or she will be deemed to have been issued the full number of applicable Shares, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items.

Grantee acknowledges and understands that Grantee should consult a tax advisor regarding Grantee’s tax obligations.

Section 6.                                          SEVERABILITY

In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

Section 7.                                          DATA PROTECTION

THE GRANTEE HEREBY EXPLICITLY AND UNAMBIGUOUSLY CONSENTS TO THE COLLECTION, USE AND TRANSFER, IN ELECTRONIC OR OTHER FORM, OF THE GRANTEE’S PERSONAL DATA AS DESCRIBED IN THIS DOCUMENT BY AND AMONG, AS APPLICABLE, THE EMPLOYER, AND THE COMPANY AND ITS SUBSIDIARIES FOR THE EXCLUSIVE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING THE GRANTEE’S PARTICIPATION IN THE PLAN. THE GRANTEE UNDERSTANDS THAT THE COMPANY, ITS SUBSIDIARIES AND THE EMPLOYER HOLD CERTAIN PERSONAL INFORMATION ABOUT THE GRANTEE, INCLUDING, BUT NOT LIMITED TO, NAME, HOME ADDRESS AND TELEPHONE NUMBER, DATE OF BIRTH, SOCIAL SECURITY OR INSURANCE NUMBER OR OTHER IDENTIFICATION NUMBER, SALARY, NATIONALITY, JOB TITLE, ANY SHARES OR DIRECTORSHIPS HELD IN THE COMPANY, DETAILS OF ALL OPTIONS OR ANY OTHER ENTITLEMENT TO SHARES AWARDED, CANCELED, PURCHASED, EXERCISED, VESTED, UNVESTED OR OUTSTANDING IN THE GRANTEE’S FAVOR FOR THE PURPOSE OF IMPLEMENTING, MANAGING AND ADMINISTERING THE PLAN (“DATA”).  THE GRANTEE UNDERSTANDS THAT THE DATA MAY BE TRANSFERRED TO ANY THIRD PARTIES ASSISTING IN THE IMPLEMENTATION, ADMINISTRATION AND MANAGEMENT OF THE

PLAN, THAT THESE RECIPIENTS MAY BE LOCATED IN THE GRANTEE’S COUNTRY OR ELSEWHERE, INCLUDING OUTSIDE THE EUROPEAN ECONOMIC AREA, AND THAT THE RECIPIENT COUNTRY MAY HAVE DIFFERENT DATA PRIVACY LAWS AND PROTECTIONS THAN THE GRANTEE’S COUNTRY. THE GRANTEE UNDERSTANDS THAT HE/SHE MAY REQUEST A LIST WITH THE NAMES AND ADDRESSES OF ANY POTENTIAL RECIPIENTS OF THE DATA BY CONTACTING THE LOCAL HUMAN RESOURCES REPRESENTATIVE. THE GRANTEE AUTHORIZES THE RECIPIENTS TO RECEIVE, POSSESS, USE, RETAIN AND TRANSFER THE DATA, IN ELECTRONIC OR OTHER FORM, FOR THE PURPOSES OF IMPLEMENTING, ADMINISTERING AND MANAGING THE GRANTEE’S PARTICIPATION IN THE PLAN, INCLUDING ANY REQUISITE TRANSFER OF SUCH DATA, AS MAY BE REQUIRED TO A BROKER OR OTHER THIRD PARTY WITH WHOM THE GRANTEE MAY ELECT TO DEPOSIT ANY SHARES ACQUIRED UNDER THE PLAN. THE GRANTEE UNDERSTANDS THAT DATA WILL BE HELD ONLY AS LONG AS IS NECESSARY TO IMPLEMENT, ADMINISTER AND MANAGE PARTICIPATION IN THE PLAN. THE GRANTEE UNDERSTANDS THAT HE/SHE MAY, AT ANY TIME, VIEW DATA, REQUEST ADDITIONAL INFORMATION ABOUT THE STORAGE AND PROCESSING OF THE DATA, REQUIRE ANY NECESSARY AMENDMENTS TO THE DATA OR REFUSE OR WITHDRAW THE CONSENTS HEREIN, IN ANY CASE WITHOUT COST, BY CONTACTING THE LOCAL HUMAN RESOURCES REPRESENTATIVE IN WRITING. THE GRANTEE UNDERSTANDS THAT REFUSING OR WITHDRAWING CONSENT MAY AFFECT THE GRANTEE’S ABILITY TO PARTICIPATE IN THE PLAN. FOR MORE INFORMATION ON THE CONSEQUENCES OF REFUSING TO CONSENT OR WITHDRAWING CONSENT, THE GRANTEE UNDERSTANDS THAT HE/SHE MAY CONTACT THE STOCK PLAN ADMINISTRATOR AT THE COMPANY.

Section 8.                                          ACKNOWLEDGMENT AND WAIVER

By accepting this grant of Options, the Grantee acknowledges and agrees that:

(a)                                 the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time unless otherwise provided in the Plan or this Agreement;

(b)                                 the grant of Options is voluntary and occasional and does not create any contractual or other right to receive future grants of Shares or Options, or benefits in lieu of Shares or Options, even if Shares or Options have been granted repeatedly in the past;

(c)                                  all decisions with respect to future grants, if any, will be at the sole discretion of the Company;

(d)                                 the Grantee’s participation in the Plan shall not create a right to further employment with Employer and shall not interfere with the ability of Employer to terminate the Grantee’s employment relationship and it is expressly agreed and understood that employment is terminable at the will of either party, insofar as permitted by law;

(e)                                  the Grantee is participating voluntarily in the Plan;

(f)                                   Option grants and resulting benefits are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and are outside the scope of the Grantee’s employment contract, if any;

(g)                                  Option grants and resulting benefits are not part of normal or expected compensation or salary for any purposes, including, but not limited to calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments insofar as permitted by law;

(h)                                 in the event that the Grantee is not an employee of the Company, this grant of Options will not be interpreted to form an employment contract or relationship with the Company, and furthermore, this grant of Options will not be interpreted to form an employment contract with the Employer or any subsidiary of the Company;

(i)                                     the future value of the Shares is unknown, may increase or decrease from the date of grant or exercise of the Options and cannot be predicted with certainty; and

(j)                                    in consideration of this grant of Options, no claim or entitlement to compensation or damages shall arise from termination of this grant of Options or diminution in value of this grant of Options resulting from termination of the Grantee’s employment by the Company or the Employer (for any reason whatsoever) and the Grantee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the terms of this Agreement, the Grantee shall be deemed irrevocably to have waived any entitlement to pursue such claim.

Section 9.                                          CONFIDENTIALITY

The Agreement and the Option granted hereunder are conditioned upon Grantee not disclosing this Agreement or said Option to anyone other than Grantee’s spouse or financial advisor or senior management of the Company or senior members of the Company’s Law and Compensation departments during the period prior to the exercise of said Option. If disclosure is made by Grantee to any other person not authorized by the Company, this Agreement and said Option shall be null and void and all Options otherwise granted hereunder to Grantee shall terminate.  Notwithstanding any other provision of this Agreement or any other agreement, if Grantee makes a confidential disclosure of a Company trade secret to a government official or an attorney for the purpose of reporting or investigating a suspected violation of law, or in a court filing under seal, Grantee shall not be held liable under this Agreement or any other agreement, or under any federal or state trade secret law for such a disclosure.  Moreover, nothing in this Agreement or any other agreement shall prevent Grantee from making a confidential disclosure of any other confidential information to a government official, to an attorney as necessary to obtain legal advice or in a court filing under seal.

Section 10.                                   GRANT-SPECIFIC TERMS

Appendix A contains additional terms and conditions of the Agreement applicable to Grantees residing outside the U.S.  In addition, Appendix A also contains information and notices regarding exchange control and certain other issues of which the Grantee should be aware that may arise as a result of participation in the Plan.

Section 11.                                   ENFORCEMENT

This Agreement shall be construed, administered and enforced in accordance with the laws of the State of Delaware.

Section 12.                                   EXECUTION OF AWARD AGREEMENT

Please acknowledge your acceptance of the terms of this Agreement by electronically signing this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first herein above written.

FLUOR CORPORATION

By:	David T. Seaton
Chairman and Chief Executive Officer

APPENDIX A

Fluor Corporation Option Award
 Under the 2017 Performance Incentive Plan

Terms For Non-U.S. Grantees

TERMS AND CONDITIONS

This Appendix A, which is part of the Agreement, includes additional terms and conditions of the Agreement that will apply to you if you are a resident in one of the countries listed below.  Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Agreement.

NOTIFICATIONS

This Appendix A also includes information regarding exchange control and certain other issues of which you should be aware with respect to your participation in the Plan.  The information is based on the securities, exchange control and other laws in effect in the respective countries as of [DATE].  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that you not rely on the information in this Appendix A as the only source of information relating to the consequences of your participation in the Plan because such information may be out-of-date when your Options vest and/or you sell any Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to your particular situation.  As a result, the Company is not in a position to assure you of any particular result.  You are therefore advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

Finally, if you are a citizen or resident of a country other than that in which you are currently working, the information contained herein may not apply to you.

GRANT-SPECIFIC TERMS

Below please find country specific language that applies to Australia, Canada, Chile, Germany, the Netherlands, Russia, South Africa, Spain and the United Kingdom.

AUSTRALIA

Terms and Conditions

Prospectus Information.  The “Offer Document” and “Australian Rules” contain additional terms and conditions that govern the Option.  Grantees should review those documents carefully.  In addition, the written or other materials provided to Grantees in connection with the Options have been prepared for the purpose of complying with the relevant United States securities regulations and applicable stock exchange requirements.  The information disclosed may not be the same as that which must be disclosed in a prospectus prepared under Australian law.

Notifications

Securities Law Information.  If Grantee acquires Shares pursuant to the Option and offers the Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law.  Grantees should obtain legal advice on disclosure obligations prior to making any such offer.

Exchange Control Information.  Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers.  The Australian bank assisting with the transaction will file the report.  If there is no Australian bank involved in the transfer, Grantee will be required to file the report.

CANADA

Terms and Conditions

Form of Payment.  Due to legal restrictions in Canada, and notwithstanding any language to the contrary in the Plan, Grantees are prohibited from surrendering previously owned Shares or, from attesting to the ownership of previously owned Shares, to pay the purchase price or any tax liability in connection with the Option.

Language Consent

The following provision applies to residents of Quebec:

The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente convention.

Notifications

Foreign Asset and Account Reporting.  Foreign specified property, including shares of common stock, Options, and other rights to receive shares of a non-Canadian company held by a Canadian resident employee must generally be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the employee’s foreign specified property exceeds C$100,000 at any time during the year.  Thus, such Options must be reported — generally at a nil cost — if the C$100,000 cost threshold is exceeded because other foreign specified property is held by the employee.  When shares of common stock are acquired, their cost generally is the adjusted cost base (“ACB”) of the shares.  The ACB would ordinarily equal the fair market value of the shares of common stock at the time of acquisition, but if the employee owns other shares of the same company, this ACB may have to be averaged with the ACB of the other shares.  Canadian residents should consult with their personal tax advisor to ensure compliance with their reporting requirements.

CHILE

Terms and Conditions

There are no country-specific provisions.

Notifications

Securities Law Information.  Neither the Company, the award, nor any Company shares acquired under the Plan are registered with the Chilean Registry of Securities or are under the control of the Chilean Superintendence of Securities.

Exchange Control Information.  Exchange control reporting is required to remit funds for the purchase of shares exceeding US$10,000 (including cashless exercise transactions).  If reporting is required, you will be responsible for filing this report with the Central Bank of Chile.  In addition, you must also file a report with the Central Bank if, in a given year, you have kept investments, deposits, or credits abroad in an amount that exceeds US$5,000,000.

Tax Information.  Registration of your investment in Company Shares with the Chilean Internal Revenue Service may result in more favorable tax treatment.  Please consult your tax advisor for additional details.

GERMANY

Terms and Conditions

There are no country-specific provisions.

Notifications

Exchange Control Information.  Cross-border payments in excess of EUR12,500 must be reported monthly to the German Federal Bank.  If Grantee uses a German bank to transfer a cross-border payment in excess of EUR12,500 in connection with the sale of Shares acquired under the Plan, the bank will file the report for you.

THE NETHERLANDS

Terms and Conditions

There are no country-specific provisions.

Notifications

Insider-Trading Notification.  Grantees should be aware of the Dutch insider-trading rules, which may impact the sale of Shares acquired upon exercise of the Option.  In particular, Grantees may be prohibited from effectuating certain transactions involving Shares if they have inside information about the Company.  Grantees should consult their personal legal advisor if they are uncertain whether the insider-trading rules apply to them.  By accepting the Agreement and participating in the Plan, Grantee acknowledges having read and understood this notification and acknowledges that it is his or her responsibility to comply with the Dutch insider-trading rules.

RUSSIA

Terms and Conditions

Securities Law Information.  Grantee acknowledges that the Agreement, the grant of options, the Plan and all other materials that Grantee may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia.  The issuance of securities pursuant to the Plan has not and will not be registered in Russia and therefore, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia.

Grantee further acknowledges that in no event will Shares acquired upon exercise of the options be delivered to Grantee in Russia; all Shares acquired upon exercise of the options will be maintained on Grantee’s behalf in the United States.

Grantee acknowledges that Grantee is not permitted to sell Shares directly to a Russian legal entity or resident.

Notifications

Grantee understands that Grantee is solely liable for all applicable Russian exchange control requirements (including repatriation requirements applicable to the proceeds from the sale of Shares).

SOUTH AFRICA

Terms and Conditions

There are no country-specific provisions.

Notifications

Exchange Control Information.  To participate in the Plan, Grantee understands that Grantee must comply with exchange control regulations and rulings (the “Exchange Control Regulations”) in South Africa.

Because the Exchange Control Regulations change frequently and without notice, Grantee understands that Grantee should consult a legal advisor prior to the purchase or sale of shares under the Plan to ensure compliance with current regulations.  Grantee understands that it is Grantee’s responsibility to comply with South African exchange control laws, and neither the Company nor your Employer will be liable for any fines or penalties resulting from failure to comply with applicable laws.

SPAIN

Terms and Conditions

There are no country-specific provisions.

Notifications

No Special Employment or Similar Rights.  Grantee understands that the Company has unilaterally, gratuitously, and discretionally decided to distribute awards under the Plan to individuals who may be employees of the Company or its subsidiaries throughout the world.  The decision is a temporary decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its subsidiaries presently or in the future, other than as specifically set forth in the Plan and the terms and conditions of Grantee’s option grant.  Consequently, Grantee understands that any grant is given on the assumption and condition that it shall not become a part of any employment contract (either with the Company or any of its subsidiaries) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever.  Further, Grantee understands and freely accepts that there is no guarantee that any benefit whatsoever shall arise from any gratuitous and discretionary grant since the future value of the awards and underlying shares is unknown and unpredictable.  In addition, Grantee understands that this grant would not be made but for the assumptions and conditions referred to above; thus, Grantee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of awards shall be null and void and the Plan shall not have any effect whatsoever.

Further, the Option provides a conditional right to Shares and may be forfeited or affected by Grantee’s termination of employment, as set forth in the Agreement.  For avoidance of doubt, Grantee’s rights, if any, to the Options upon termination of employment shall be determined as set forth in the Agreement, including, without limitation, where (i) Grantee is considered to be unfairly dismissed without good cause; (ii) Grantee is dismissed for disciplinary or objective reasons or due to a collective dismissal; (iii) Grantee terminates service due to a change of work location, duties or any other employment or contractual condition; or (iv) Grantee terminates service due to the Company’s or any of its subsidiaries’ unilateral breach of contract.

Securities Law Notice.  The options granted under the Plan do not qualify as securities under Spanish regulations.  By the grant of the options, no “offer of securities to the public”, as defined under Spanish law, has taken place or will take place in Spanish territory.  The present document and any other document relating to the offer of options under the Plan has not been nor will it be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and it does not constitute a public offering prospectus.

Foreign Asset and Account Reporting.  To the extent that Spanish residents hold rights or assets (e.g., shares of common stock, cash, etc.) in a bank or brokerage account outside of Spain with a value in excess of €50,000 per type of right or asset as of December 31 each year, such residents are required to report information on such rights and assets on their tax return for such year.  Shares of common stock constitute securities for purposes of this requirement, but Options (whether vested or unvested) are generally not considered assets or rights for purposes of this requirement.

If applicable, Spanish residents must report the assets or rights on Form 720 by no later than March 31 following the end of the relevant year.  After such assets or rights are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported assets or rights increases by more than €20,000.  Failure to comply with this reporting requirement may result in penalties.

Spanish residents are also required to electronically declare to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the securities held in such accounts, if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceeds €1,000,000.  More frequent reporting is required if such transaction value or account balance exceeds €1,000,000.

Spanish residents should consult with their personal tax and legal advisors to ensure compliance with their personal reporting obligations.

Exchange Control Information.  If you are a Spanish resident and you acquire shares of common stock upon exercise of the Options, you must declare such acquisition to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy and Competitiveness.  Spanish residents must also declare ownership of any shares of common stock by filing a Form D-6 with the Directorate of Foreign Transactions each January while such shares are owned.  In addition, the sale of shares of common stock must also be declared on Form D-6 filed with the DGCI in January, unless the sale proceeds exceed the applicable threshold (currently €1,502,530), in which case, the filing is due within one month after the sale.  In addition, you may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including shares of common stock acquired under the Plan), and any transactions with non-Spanish residents, depending on the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year.

UNITED KINGDOM

Terms and Conditions

UK Rules. The Option is granted under the “UK Rules,” which contain additional terms and conditions that govern the Option.  Grantees should review the UK Rules carefully.

Notifications

There are no country-specific notifications.